UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 1, 2016, Israel’s Northern District Planning and Building Committee approved a two-year permit extension for Genie Energy Ltd.’s subsidiary Afek Oil and Gas Ltd. (“Afek”) to continue to conduct its ten-well oil and gas exploration program. The original permit was for a one-year period, which commenced in February 2015. The permit extension was proposed on November 2, 2015, which commenced a 60-day public comment period. Following that period, the Committee met and approved the extension. This extension is expected to cover the remainder of Afek’s ongoing exploratory program in the southern portion of the area covered by it exploratory license issued by Israel’s National Infrastructure, Energy and Water Ministry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard S. Jonas
Name: Howard S. Jonas
Title: Chief Executive Officer

Dated: February 4, 2016